Exhibit 10.34

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIS MANAGED CLIENT AGREEMENT is made on 27 June 2023 | 21:55 CEST (the “Commencement Date”) between (1) the Client and (2) IWG (each as defined below). This Managed Client Agreement is comprised of the Key Terms, the Terms and Conditions, and the Schedules and Annexes attached hereto and incorporated herein by this reference (all together, the “Agreement”).

Key Terms
IWG (“IWG”, “we”, “our”, “ourselves”, or “us”)

RGN-MCA San Diego II , LLC, a Delaware limited liability company, whose address is at 15305 North Dallas Parkway, 12th floor, Addison, Texas 75001.

Email:               noticeprovisions@iwgplc.com

Attention:         The Directors

Client (the “Client”, “you”, “your”, or “yourself”)	RF Industries LTD, a NV corporation, whose address is at 16868 Via Del Campo Ct, San Diego CA 92127. Email: rbibisi@rfindustries.com Attention: Ray Bibisi
Building	16868 Via Del Campo CT, San Diego CA 92127
Premises	The area of 39,979 square feet on the 1st and 2nd floor(s) of the Building, as shown on the attached floor plan in Annex 2.
Parking Spaces	45 mutually agreed upon spaces in the parking facility of the Building in the agreed locations.
Brand	Regus
IWG Platform Fee	A platform fee to be paid to IWG for access to the IWG global platform system and services, calculated in accordance with the provisions of Schedule 3 as: ● [***] ● [***] ● [***]
IWG Management Fee	A management fee to be paid to IWG for the management of the Premises, calculated as [***] in accordance with the provisions of Schedule 3.
Center Set Up Cost	[***] USD

June 16, 2023 12:41:50 am

IWG and the Client hereby agree to the following additional Key Terms and/or modifications to the Terms and Conditions:

Building Ownership: The Client is not the Building Owner and accordingly does not have ultimate control over or responsibility for all aspects of the Building. Accordingly, notwithstanding anything to the contrary in this Agreement, IWG and the Client agree that:

(a)    in relation to the obligations imposed on the Client in section 3.1, such obligations shall apply only to the Premises and those other parts of the Building that are owned, leased, occupied and/or used by the Client or its affiliates and/or which are necessary for the provision of the Services (the “Client Controlled Areas”), provided that the Client shall use best efforts to cause the Building Owner to comply with the provisions of section 3.1;

(b)    in relation to the obligation imposed on the Client in section 3.4 to have insurance for the Building, such obligation shall apply only in respect of the Client Controlled Areas, though the Client shall cause that the Building Owner to maintain appropriate insurance of the Building against the Insured Risks; and

(c)    in section 4.1(c) and (d), reference to the "Premises" shall be understood as references to the "Client Controlled Areas";

(d)    the reference to rules and regulations in section 4.2 shall include rules and regulations promulgated by the Building Owner and delivered to the Client.

Center Set Up Cost: Section 1.3 is deleted and replaced with: “[***].”

Modification of Section 1.2 (No Auto-Renewal): Section 1.2 is deleted and replaced with “The Initial Term and any renewal term that may be agreed between the parties in a signed amendment (if applicable) are, together, the “Term” of the Agreement.”

No Exterior Signage: Notwithstanding section 3.1(d), Client shall not be required to erect signage on the outside of the Building.

[***]Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

IWG Insurance: IWG will maintain general liability insurance under its general liability insurance policy and will maintain workers compensation insurance (as may be required by law) in relation to its employees. IWG’s general liability insurance policy will name the Client and Building Owner (if different than the Client) as additional insured. Upon request by the Client, IWG shall provide a certificate of insurance evidencing IWG’s general liability insurance described above prior to the Opening Date.

Limited Trademark Use: Subsection 12.4(v) is deleted and replaced with the following: “(v) shall not use the IWG Trade Marks for any purpose; provided however, that IWG hereby consents to [***].”

Modification to Section 20.1: The phase “the Client” is deleted and replaced with “each of IWG and the Client” in section 20.1.

Break Right Based on Client Net Revenue: If at the 4th anniversary of the date on which the Premises first opens for business (the “Break Review Point”) the total, aggregate Client Net Revenue paid or payable by IWG to the Client in accordance with Schedule 3 during the [***] period immediately prior to the Break Review Point is less than [***] and provided the operation of the Premises and/or provision of Services during [***] period has not been materially adversely impacted by a Force Majeure Event, the Client may terminate this Agreement upon [***] notice to IWG, which notice must be given within [***] of the Break Review Point. For the avoidance of doubt, the parties acknowledge and agree that: (1) termination by the Client pursuant to this provision is a termination for convenience, not for breach, and shall be without liability to IWG, and (2) this provision is strictly without prejudice to section 20 of the Terms and Conditions and nothing in this provision is intended to or shall operate as a representation, undertaking, guarantee, or warranty (either express or implied) in relation to the Gross Revenue or Client Net Revenue to be generated or expected to be generated under the Agreement.

Termination Based on Cost of Works: As at the Commencement Date, the Client estimates that its total costs in relation to carrying out the Works pursuant to Schedule 4 will be $550,000 (“Current Estimate”). The Client will have [***] from the Commencement Date (the “Estimating Period”) to finalize its total estimated Works costs ("Finalized Estimate"). If the Client reasonably determines that the Finalized Estimate exceeds 125% of the Current Estimate, then the Client may terminate this Agreement by giving written notice to IWG, which notice must be given within the Estimating Period. Upon request, the Client shall provide to IWG evidence that the Final Estimate exceeds the Current Estimate for IWG’s review and confirmation. For the avoidance of doubt, the parties acknowledge and agree that: (i) termination under this provision shall be without either party incurring any liability in respect thereof, but shall be without prejudice to any accrued rights or remedies, (ii) this provision is strictly without prejudice to section 20 of the Terms and Conditions and nothing in this provision is intended to or shall operate as a representation, undertaking, guarantee or warranty (either express or implied) in relation to the actual costs to be incurred by the Client in relation to carrying out the Works, and (iii) upon any such termination, IWG and the Client shall have no further rights or obligations under this Agreement, except that IWG shall return [***] of the Center Set Up Cost to the Client.

Clarification of Break Right Based on Client Net Revenue: The parties desire to include an example of date calculations in the Break Right Based on Client Revenue provision. As such, as an example, if the date on which the Premises first opens for business is June 1, 2023, then the 4th anniversary of the date on which the Premises first opened for business, also defined as the Break Review Point, is June 1, 2027, and the [***] prior immediately prior to the Break Review Point would be [***].

Modification of Break Right Based on Client Net Revenue: In the Break Right Based on Client Net Revenue provision, the phrase "within [***] of the Break Review Point" is deleted and replaced with "within [***] after the Client's receipt of the Statement for the Revenue Period that includes the Break Review Point."

Janitorial Service: Notwithstanding anything to the contrary, the parties agree that (a) the Client shall have no obligation to provide janitorial service to the Premises and (b) to the extent IWG provides janitorial service to the Premises, the cost of such janitorial service shall be an Operating Cost.

Modification of Section 4 (Access): IWG's access rights under Section 4.1(b) of the Terms and Conditions are subject to Force Majeure Events as described in Section 14 of the Terms and Conditions and to repair and maintenance obligations of the Client under Section 3.1(a) of the Terms and Conditions.

Clarification of Section 6.3: The parties agree that termination by IWG pursuant to Section 6.3 of the Terms and Conditions is a termination for convenience (not breach) and such termination shall be without liability to the Client.

Modification to Schedule 3 (No Invoice): Section 3a) of Schedule 3 is deleted and replaced with the following: Within [***] of the end of each Revenue Period ("Payment Date"), IWG shall deliver a Statement ("Statement") in the form set out in Annex 1 detailing the amount of Gross Revenue for that Revenue Period, the calculation of the payment of Gross Revenue and the Client Net Revenue, along with payment of the Client Net Revenue due to Client as shown on the Statement. Within [***] after receipt of the Statement, the Client shall calculate whether the amount of Client Net Revenue paid to the Client for such Revenue Period is (a) correct or (b) incorrect, in which case the Client shall serve written demand on IWG explaining the error and demanding any excess due (the "Excess").

Modification to Building Ownership Provision: The phrase "best efforts" is deleted and replaced with "commercially reasonable efforts" in the Building Ownership provision subsection (a), and the phrase "shall cause" is deleted and replaced with "shall use commercially reasonable efforts" in the Building Ownership provision subsection (b).

Restatement of Section 2.1 of Schedule 4: As stated in Section 2.1 of Schedule 4: "The Client will procure the carrying out of the Works at its own cost in accordance with the provisions of Schedule 4. IWG will provide the Client with the IWG Fit Out Standards and the parties will use all reasonable efforts to agree on the Specification as soon as reasonably practicable following the Commencement Date."

WHEREAS this Agreement has been entered into by the parties on the day and year first above written:

RGN-MCA San Diego II , LLC by a person who is acting under the authority of and is duly authorized to represent the company	RF Industries LTD by a person who is acting under the authority of and idly authorized to represent the company

By: /s/ Michael Bonham	By: /s/ Peter Yin
Authorized signatory	Authorized signatory

Authorized Person	Chief Financial Officer
Print Title	Print Title

Michael Bonham	Peter Yin
Print name	Print name

TERMS AND CONDITIONS

1	Term and Payments

1.1

This Agreement shall have full force and effect on and from the Commencement Date and shall (unless it is terminated in accordance with its terms) continue in force for a period of [***] from the Commencement Date (the "Initial Term").

1.2

Unless terminated earlier in accordance with its terms (including this section 1.2), this Agreement shall automatically extend for a period of [***] (the "Renewal Term") at the end of the Initial Term and (if applicable) at the end of each Renewal Term. If a party does not wish for this Agreement to continue for a Renewal Term, it must give written notice of termination to the other party no earlier than six (6) months and no later than three (3) months before the end of the Initial Term (or then-current Renewal Term, as the case may be), such notice period not to expire before the end of the Initial Term (or then-current Renewal Term, as the case may be). The Initial Term and any Renewal Term (if applicable) are, together, the "Term" of this Agreement.

1.3	On the Commencement Date, the Client shall pay the Center Set Up Cost to IWG or its nominee.

1.4

IWG shall pay the Client Net Revenue to the Client in accordance with Schedule 3 and shall be entitled to deduct the Operating Costs, the IWG Platform Fee and the IWG Management Fee from Gross Revenue.

2	Provision of Services by IWG

2.1	IWG shall from the Opening Date commence and provide the Services at the Premises.

2.2	IWG shall undertake the Services:

(a)	exercising all reasonable professional skill and care and in an efficient and competent manner consistent with a reasonably experienced manager of serviced office facilities;

(b)	in accordance with good industry practice;

(c)	using appropriately experienced, suitably skilled, and trained personnel; and

(d)

so as to incur Operating Costs prudently and in a manner consistent with the manner in which IWG manages comparable IWG-managed business centers under the same Brand in the State taking into account factors such as the size of the Premises, occupancy, and available inventory.

2.3

IWG will procure the engagement of the Employees who will, unless agreed otherwise by the parties, be engaged by IWG. The Employees will be suitably qualified and experienced to undertake the relevant work.

3	Client Undertakings

3.1	The Client will:

(a)

keep the whole of the Building in good, working, legally-compliant and substantial repair and condition and properly cleaned, including; (a) the Premises, (b) the exterior and structural elements and components of the Building (including foundation, roof, exterior windows and doors), (c) all mechanical, electrical, plumbing and fire/life safety systems serving the Building (including the HVAC system and elevators), (d) all common areas of the Building, and (e) landscaped areas, parking areas and structures, paved areas, sidewalks and drives at or serving the Building;

(b)

provide customary air-conditioning and central heating services to the Premises and the common parts of the Building as required for the comfortable occupancy thereof in season during standard office hours and, upon request, outside of standard service hours in accordance with IWG Group’s standard ways of working in operating its network of serviced offices and flexible workspace business centers, from time to time;

(c)	maintain, light, and operate the common parts and central facilities to the Building;

(d)	erect signage for the Brand both inside and outside the Building as is agreed between the parties and in accordance with the Brand standards; and

(e)

make available such other services and/or facilities as would normally be provided for the benefit of tenants and occupiers in a well-run multi-occupied professional office building let on modern institutional terms.

3.2

The Client shall deliver the Premises to IWG in a condition such that upon setting up accounts with utility companies (e.g., water, electricity, gas, and internet), the Premises will be served by electricity, natural gas (if applicable), water, sewer, and internet and telephone service with the level of such services reasonably sufficient for the operation of the Premises in accordance with IWG Group’s standard ways of working in operating its network of serviced offices and flexible workspace business centers from time to time.

3.3	The Client will be responsible for payment of all Property Costs.

3.4

The Client shall cause the Building to be insured against the Insured Risks (either by effecting and maintaining such insurance itself, or (if the Client is not the Building Owner) procuring such insurance is effected and maintained by the Building Owner), shall also effect and maintain public liability / general liability insurance, and arrange any other insurance cover that is compulsory or required by law or is prudent given the location of the Building. The Client shall procure that the interest of IWG is noted on the insurance policy(s) and will upon reasonable request from time to time produce to IWG a copy or full details of the policies of insurance and evidence that they are in force and that all premiums have been fully paid.

3.5

The Client shall procure the construction, fit-out and furnishing of the Premises in accordance with the IWG Fit-Out Standards and the Specification and otherwise as set out in Schedule 4 (the “Works”).

4	Use of the Building

4.1	The Client permits IWG:

(a)

to use the Premises without interference for the provision of the Services such that the Premises will form part of the IWG Group’s international network of serviced offices and flexible workspace business centers;

(b)	all necessary rights of access to the Premises (including by elevator), which shall be 24-hour, 7 day a week access;

(c)	the right to use and enjoy the common parts and facilities of the Building intended for the common use and enjoyment of the tenants and occupiers of it;

(d)

to use such parts of the Building and to access such parts through the Building for the installation and maintenance of dishes, aerials, communication equipment and other equipment that IWG may reasonably require to install, the positioning of any such equipment to be first approved by the Client such approval not to be unreasonably withheld or delayed;

(e)	all other rights necessary or convenient for the management of the Premises;

(f)	if identified in the Key Terms, the right to use the Parking Spaces; and

(g)	the right to pass on to serviced office occupiers of the Premises the benefit of such rights as appropriate.

4.2

In exercising such rights, IWG shall comply with the reasonable written rules and regulations made by the Client in relation to the Premises and/or the Building and notified in writing to IWG from time to time.

4.3

The Client will ensure that no action is taken by any of the Client's employees and/or sub‐contractors, or the Building Owner (if applicable), which could hinder the proper provision of the Services in accordance with this Agreement.

5	Competition

During the Term and for a period of [***] thereafter, the Client shall not, and shall procure that any affiliated Building Owner shall not, in respect of any other space in the Building or in any neighboring building owned by the Client or the Building Owner:

(a)

use or let such space be used as serviced offices, flexible workspace or co-working space or as virtual offices, nor permit any third party to carry on any such business in the Building or any neighboring building; nor

(b)	let such space for a term of less than [***] or a term of [***] which includes a right to terminate the arrangement during the first year.

6	Termination

6.1	Either the Client or IWG (as the case may be) may at any time by notice in writing to the other terminate this Agreement in its entirety as from the date of service of such notice if the other:

(a)	shall commence a voluntary case or action under federal or state bankruptcy laws, or any other insolvency or similar laws; or

(b)	shall cease to carry on all or substantially all of its business or shall stop payment of debts generally save, in either case, for the purposes of a solvent reconstruction or amalgamation; or

(c)

shall pass a resolution or an order shall be made, for its winding up, receivership (including administrative receivership), bankruptcy or dissolution, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian (or other similar official); or

(d)	shall make any assignment for the benefit of creditors.

6.2

If either the Client or IWG (the “Defaulting Party”) is in material breach of its obligations in this Agreement, the other party (the “Non-Defaulting Party”) may send a notice to the Defaulting Party providing full details of the breach and requiring the Defaulting Party to remedy the breach as soon as practicable and to take reasonable steps to ensure that such breach does not persist or recur. If at the expiration of twenty (20) Working Days after service of such notice the breach has not been remedied (or sooner if reasonable) to the reasonable satisfaction of the Non-Defaulting Party, the Non-Defaulting Party shall be entitled to terminate this Agreement with immediate effect upon service of a further notice in writing to that effect on the Defaulting Party.

6.3

If: (a) the Client or the Building Owner (as applicable) disposes of its interest in the Building to any party that is not an Acceptable Person; (b) any direct or indirect interest of the Client or the Building Owner (as applicable) is transferred to a party that is not an Acceptable Person; or (c) the Client, or its shareholders, affiliates, directors or other officers, or the Building Owner (as applicable), is or becomes a person that IWG is prevented from doing business with by reason of any legal or regulatory requirement, IWG shall have the right (but not obligation) to terminate the Agreement immediately.

6.4

Upon termination, and without further notice, all Services (including the provision of any memberships) will cease; all use of IWG Trade Marks will cease; and any related signage and collateral of any sort shall and must be removed from the Building and Premises within thirty (30) days of termination, and any related digital collateral shall and must be deactivated, disabled, or revised to remove the IWG Trade Marks within fourteen (14) days of termination.

6.5	Upon expiration or termination for any reason, IWG may (but will not be obligated to) accommodate customers at another location within IWG Group’s network of serviced offices.

6.6	Termination under sections 6.1, 6.2 or 6.3 shall not prejudice or affect any right of action or remedy which shall have accrued to any party.

7	Rights of Inspection for the Client

IWG agrees with the Client that it shall permit the Client and those authorized by the Client at all reasonable times upon reasonable prior notice (except in cases of emergency where only as much notice as possible is required) to visit the Premises:

(a)	to view and examine the state and condition of the Premises;

(b)	to carry out any repairs or works of maintenance which the Client reasonably deems necessary at the Premises; or

(c)	for any other reasonable purpose connected with the management of or the interest of the Client in the Building,

subject in each case to as little inconvenience and disturbance as practicable being caused to IWG and its customers and the Client making good all damage caused at its own cost and to IWG's reasonable satisfaction.

8	Warranties

8.1	The Client warrants and undertakes to IWG that:

(a)	it has full power, capacity, and interest in the Premises to enter into this Agreement;

(b)

it has the full right to occupy and use the Premises and to grant IWG the rights and permissions herein (including as set out in section 4, and the right to appoint IWG to perform the Services in and at the Premises) in accordance with this Agreement;

(c)

it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement when executed shall constitute valid, lawful, and binding obligations on it, enforceable in accordance with the terms herein;

(d)

the Premises may lawfully be used as premises from and at which the Business may be operated, and there are no restrictions (including in respect of planning permissions, local authority approvals, building controls, regulatory requirements, or finance, mortgage or loan facility agreements or arrangements) that would prevent, restrict or limit the Business from being operated at the Premises in accordance with the terms of this Agreement and/or IWG performing any of its rights or obligations under this Agreement; and

(e)

if the consent, approval, permission, or agreement of any third party (including the Building Owner, if applicable) is required by the Client before it can enter into this Agreement, in order for the Business to commence and/or for the Client to perform its obligations and/or grant any rights or permissions hereunder, the Client has obtained, and shall for the duration of the Term maintain, all such consents, approvals, permissions or agreements.

8.2	IWG warrants and undertakes to the Client that:

(a)

it has the requisite power and authority to enter into and perform its obligations under this Agreement, and this Agreement when executed shall constitute valid, lawful, and binding obligations on it, enforceable in accordance with the terms herein; and

(b)

except for any licenses and authorizations required to be obtained by the Client under section 8.1, it has secured the necessary licenses and authorizations to conduct business in the State and to perform the Services under this Agreement.

9	Assignment

9.1	Except as permitted by this section 9, IWG shall not be entitled to assign, transfer, lease, sublease, license, charge, novate or otherwise deal with its interest in this Agreement.

9.2

IWG may assign this Agreement or any of its obligations under this Agreement to another member of the IWG Group and may contract with an IWG Group member to provide the services contemplated by this Agreement.

9.3

IWG may, notwithstanding any other provision in this Agreement, use the Premises as flexible workspaces including serviced office accommodation, co-working executive/shared office spaces, meeting room suites, virtual offices and/or business lounges and may part with possession or occupation of the whole, part or parts of the Premises in the course of its business as a supplier of serviced business office accommodation and associated services by means of a license or service agreement. IWG shall be under no obligation to provide the Client with copies of any license or occupation agreement entered into by IWG.

9.4

The Client shall not be entitled to assign, novate or dispose of any interest (in whole or in part) in this Agreement except to any successor in title to the Client’s title or interest in the Building. This Agreement shall bind any of the Client's successors in title or interest to the Building and the Client shall procure that any such successor in title or interest shall enter into any such direct covenants with IWG as IWG may reasonably require.

10	Sales Tax

10.1

All sums payable or consideration provided under this Agreement are expressed to be exclusive of Sales Tax and where any taxable supply is to be made pursuant to this Agreement, Sales Tax properly chargeable thereon shall be paid by the recipient of such supply in addition to the amounts (if any) provided for under this Agreement subject to prior receipt by the recipient of such supply of a valid Sales Tax invoice.

11	Late Payments

If any payment due under this Agreement is not made within ten (10) Working Days of its due date, interest shall be payable thereon at the Prescribed Rate calculated on a daily basis from the due date until the date of payment.

12	Intellectual Property

12.1

IWG is entitled to use, in relation to the Services, the name, logo and trademarks and other intangible assets associated therewith including the Brand, IWG Fit Out Standards and Specifications and all copyright and other rights in all concepts, designs and other material used by the IWG Group from time to time (“IWG Trade Marks”).

12.2

IWG Trade Marks (and all associated goodwill) and all copyright and other rights in all concepts, designs and other material used in the provision of the Services shall be and remain the property of IWG (or the applicable member of the IWG Group). Nothing in this Agreement shall confer on the Client any rights or ownership in relation to IWG Trade Marks or the copyright or other rights referred to above.

12.3	The Client shall not cause or permit anything to be done which may damage or impair IWG’s rights in IWG Trade Marks and associated reputation and goodwill.

12.4

The Client acknowledges and agrees that it: (i) shall not use the IWG Trade Marks in any manner, including in any manner likely to diminish the commercial value of the IWG Trade Marks; (ii) shall not permit any third party to use the IWG Trade Marks; (iii) shall not at any time oppose, seek cancellation of or take any action whatsoever, directly or indirectly, which may prejudice the validity to IWG (or to the applicable owner’s) title to or right to use, the IWG Trade Marks, or create any rights adverse to those of IWG; (iv) shall not use or permit the use of any mark, name or image likely to cause confusion with any of the IWG Trade Marks; and (v) shall not use the IWG Trade Marks for any purpose. The Client acknowledges that any and all goodwill derived from any use of the IWG Trade Marks on behalf of the Client or in connection with the operation of the Premises shall inure to the benefit of IWG or the owner of such IWG Trade Marks. Nothing in this Agreement shall be deemed to confer upon the Client any right, title or interest in or to the IWG Trade Marks without IWG’s prior written consent, which consent shall be granted or withheld in IWG’s sole discretion, including the right to use any of the IWG Trade Marks. Upon termination or expiration of this Agreement for any reason, all authorization for use of the IWG Trade Marks in connection with the operation of the Premises shall automatically and immediately cease. This section shall survive the expiration or earlier termination of this Agreement.

13	Independent Contractor

In providing the Services IWG is acting as an independent contractor of the Client and no provision of this Agreement shall be taken to mean or imply the existence of any relationship of employment, agency, franchise, landlord and tenant, partnership or joint venture between IWG and the Client.

14	Force Majeure

14.1

Neither party shall be liable for any failure to carry out its obligations under this Agreement (excluding, however, financial inability to pay) if and to the extent that such failure is due to the occurrence of a Force Majeure Event.

14.2

The party affected by such a Force Majeure Event shall promptly notify the other party in writing. Where the Force Majeure Event so notified continues so as to prevent the performance of this Agreement for one hundred and twenty (120) days following such notice then either party shall have the right to terminate this Agreement without liability for breach of contract in respect of such termination.

15	Confidentiality

Each party undertakes that it will not during the term of this Agreement or at any time thereafter without the consent of the other party disclose the terms of this Agreement to any person or company unless:

(a)	such terms have become public knowledge other than by a breach of this provision;

(b)	disclosure is required by any law, court order or the rules and regulations of any stock exchange or other administrative governmental or regulatory authority to which such party may be subject; or

(c)

disclosure is to a prospective assignee or transferee of the Agreement or to such party’s lenders, prospective lenders, or legal, financial, or other professional advisers, provided that such persons agree to be bound by the same duties of confidentiality as are contained in this provision.

16	Waiver

Any waiver given by any party in relation to any term of this Agreement shall only be effective if given in writing. No failure on the part of any party to exercise, nor any delay in exercising any right, power or remedy shall impair the same or operate as or be construed as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy.

17	Amendments

No variation or amendment of this Agreement shall be effective unless made in writing and signed by both parties.

18	Notices

Any demands and notices to be served in accordance with this Agreement shall be in writing and delivered by national overnight courier or by hand to the address of the relevant party specified in the Key Terms (with a copy sent by prepaid post and by email to the email address set out in the Key Terms) or to such other address as may be specified in writing by one party to the other from time to time.

19	Severability

If any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect. In the event any provision of the Agreement is invalid or unenforceable under applicable law, IWG and the Client shall use their respective commercially reasonable efforts to negotiate and agree upon a substitute provision which is valid and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such invalid or unenforceable provision.

20	Entire Agreement

20.1

The parties acknowledge and agree that this Agreement constitutes the whole agreement between the parties whether in writing or oral, relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, promises, assurances, warranties, representations and understandings between the parties, whether written or oral, relating to its subject matter and the Client unconditionally and irrevocably agrees that, to the extent allowed by law, it shall have no rights or remedies in respect of any statement, representation (including fraudulent misrepresentation), assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement.

20.2

The Client represents and warrants to IWG and acknowledges that in entering into this Agreement it is not relying upon and has not been induced to enter into this Agreement by, any pre-contractual statement including any written or oral pre-contractual statements or agreements, financial statements, profit projections, representations, warranties, inducements, assurances, or promises (whether made innocently or negligently) relating to the subject matter of this Agreement.

20.3

No representations or warranties, express or implied are given in, or in respect of, any forecast or any further information supplied. In no circumstances, to the fullest extent permitted by law, will IWG, or any member of the IWG Group, be responsible or liable for any direct, indirect, or consequential loss or loss of profit arising from reliance on the information contained herein or any other information containing forward-looking statements that are based on current expectations or beliefs, as well as assumptions about future events. Reliance should not be placed on any such statements because, by their very nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors that could cause actual results, and plans and objectives, to differ materially from those expressed or implied in the forward-looking statements. The Client is cautioned not to place undue reliance on any forward-looking statements.

21	Rights of Third Parties

Unless expressly provided for in this Agreement, no term is enforceable by any person who is not a party to it.

22	Jurisdiction

Each party irrevocably agrees that the courts of the state or federal court of the State have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims, excluding any conflicts of laws, rules or principal that might refer the governance or the construction of this Agreement to the law of another jurisdiction.). Without prejudice to the foregoing, each party shall nevertheless have the right to apply at any time for injunctive, other interlocutory or emergency relief to any competent court of jurisdiction, in the State.

23	Governing Law

This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of the State without regard to the State’s conflict of laws; provided, however, that nothing in this provision shall subject the relationship of the parties herein to any statute that would not have applied but for this provision, including state dealer protection or franchise statutes.

24	Language

This Agreement has been prepared and agreed in the English language. In the event this Agreement is translated into any other language and there is a conflict between the original English version and the translation, the original English version shall be authoritative and binding between the parties. All legal proceedings shall be conducted where possible in English.

25	Conflict

If there is any conflict or ambiguity between the terms of this Agreement, such conflict or ambiguity shall be resolved by giving precedence and priority to the terms in the following order (from highest priority to lowest priority): (i) the Key Terms; (ii) the main body of the Terms and Conditions; (iii) the Schedules to the Terms and Conditions (in the order they appear); and (iv) the Annexes to the Terms and Conditions (in the order they appear).

26	Indemnifications

26.1

To the maximum extent permitted by law, IWG and Client each shall indemnify, defend (with counsel reasonably acceptable to the other party), protect and hold the other party and the other party’s general and limited partners, trustees, beneficiaries, employees, officers, directors, affiliates, heirs, successors and assigns harmless from and against any and all claims, damages, penalties, and other liabilities and expenses brought or sought by third parties, together with reasonable attorneys’ fees and defense costs incurred by the indemnified party in connection therewith, to the extent resulting from any gross negligence or willful misconduct by the indemnifying party, excluding, however, any claims, damages, penalties, and other liabilities and expenses that would be covered by insurance required to be carried under this Agreement.

26.2

Notwithstanding any provision of this Agreement to the contrary, neither party shall be liable to the other party for any lost or prospective profits or any indirect, consequential, special, incidental, punitive, or other exemplary losses or damages, whether in tort, contract or otherwise, regardless of the foreseeability or the cause thereof, except that, for sake of clarity, the foregoing does not extend to claims for such losses or damages that are made by third parties and covered by the indemnification provisions of section 26.1.

26.3	This section shall survive the expiration or earlier termination of this Agreement.

27	Miscellaneous

27.1

In the computation of any period of time for this Agreement, the day of the act or event from which the period of time runs shall be excluded and the last day of such period shall be included, unless it is a Saturday, Sunday or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

27.2

In the event of litigation with regard to this Agreement, the prevailing party in such litigation shall be awarded its reasonable attorneys’ fees and court costs actually incurred therein from the non-prevailing party, measured by the extent that such party in fact prevails in each claim or defense asserted by it. IWG AND THE CLIENT each hereby waives any right to trial by jury in any proceeding based upon a breach of this Agreement. Delay in declaring a default or in taking action for a default shall not constitute a waiver of the default or an estoppel.

27.3

This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement. The Client and IWG each expressly agrees that if the signature of any party on this Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy or generated by electronic signature software such as Docusign), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

SCHEDULE 1

Definitions and Interpretation

1.	Definitions:

In this Agreement each of the Key Terms shall have the meanings attributed to them in the above schedule and the following expressions shall have the following meanings:

Acceptable Person means a person who: (a) is not, and does not have any affiliate who is, a Competing Business or an affiliate of a Competing Business; (b) is not directly or indirectly engaged, concerned, or interested in a Competing Business; and (c) IWG is not prevented from doing business with by reason of any legal or regulatory requirement (or an affiliate of such a person);

Account Records means all books and other documents, or records kept by IWG to ascertain and verify the Gross Revenue;

Building Owner means the person that owns the fee simple title to the Building (if not the Client);

Business means the provision of flexible workspaces operating under the Brand including, without limitation, serviced office accommodation, co-working office spaces, meeting room suites, virtual offices and/or business lounges, at the Premises;

Client Net Revenue has the meaning given in Schedule 3;

Competing Business means any business that is similar to or in competition with the Business, including any business offering serviced office accommodation, co-working executive/shared office spaces, meeting room suites, virtual offices and/or business lounges within the United States, but excluding any Conventional Leasing Business;

Conventional Leasing Business means a business which involves the letting or sub-letting of commercial real-estate which: (A) does not involve the letting or sub-letting of space for a term of less than one (1) year or a term of one (1) year or more which includes the right to terminate the arrangement during the first year of the arrangement; and (B) is not marketed or promoted as offering flexible workspace, serviced offices or co-working space (or similar), and does not provide any ancillary services similar to those provided in the Business;

Deposits means the security deposits payable by customers in respect of their Service Agreements; Employees means the employees engaged to work in the Business;

Equipment means such items and equipment, including office and telecommunication equipment and information technology, needed in order for IWG to provide the Services at the Premises in accordance with the provisions of this Agreement;

Force Majeure Event means an event beyond the reasonable control of the party concerned, including war (declared or undeclared), acts of God, terrorism, earthquake, accidents, explosion, fire, floods, abnormal weather conditions, epidemic or pandemic or acts of government or other agencies (including for the avoidance of doubt any mandatory measure imposed by government or other agencies for the prevention or delay of the spread of any epidemic or pandemic disease which prevents or limits use or access to the Premises by IWG (including its employees) and its customers);

Gross Revenue means the aggregate of all sums of money or other consideration received or receivable for all goods or services (including food and beverages) sold or performed by the Business excluding Sales Tax and less the amount accounted for as customer bad debt of the Business in the relevant Revenue Period. Gross Revenue shall also (x) include the proceeds of any insurance payment specifically paid to reimburse IWG or the Client for loss of fees and proceeds with respect to the Premises, and (y) exclude any proceeds received and collected from (i) the financing or sale of any portion of the Building, (ii) the condemnation or taking by eminent domain (or transfer in lieu thereof) of all or any portion of the Building, (iii) except as otherwise provided herein, insurance policies, (iv) any extraordinary or nonrecurring event (other than the net proceeds from any litigation or other proceeding to collect fees or other reimbursable expenses, after deducting related expenses), and interest thereon, (v) service retainers (to the extent not applied to the payment of fees), and (vi) except as otherwise provided herein, interest on bank accounts;

Insured Risks means usual risks such as fire, explosion, storm, earthquake, lightning impact, subsidence, ground slip, riot, civil commotion, and malicious damage, bursting or overflow of water apparatus and all other normal commercial perils to the Building’s full reinstatement value;

IWG Group means IWG plc (incorporated in Jersey under Company No. 122154) and any subsidiary or related body corporate which is controlled by IWG plc or any holding company of IWG plc;

IWG Trade Marks has the meaning given in section 12.1 of the Terms and Conditions;

Opening Date means the date falling three (3) Working Days after the Satisfaction Date, or such earlier date as agreed in writing by the parties;

Operating Costs has the meaning given in Schedule 3;

Prescribed Rate means the rate of two percent (2%) per annum above the prime rate established by Bank of America, N.A., or if it is not available, the prime rate of a comparable national bank;

Property Costs means building rates, property service charges (if applicable) and utilities;

Revenue Period means each quarter (being March, 31st, June 30th, September 30th and December 31st) except that the first Revenue Period shall be a period from and including the Opening Date and expiring on the end of that quarter and the final Revenue Period shall end on the last day of the term of this Agreement;

Sales Tax means any sales taxes and other similar taxes under applicable law; Satisfaction Date has the meaning given in Schedule 4;

Services means the services detailed in Schedule 2, as updated, amended or varied from time to time in line with IWG’s standard ways of working in operating its network of serviced offices and flexible workspace business centers and/or to reflect changes in the services offered more generally by the IWG Group to its customers;

Service Agreements means agreements substantially in the form of the IWG Group’s usual customer service agreement entered into with customers as amended from time to time;

State means the state in which the Building is located;

Statement has the meaning given in Schedule 3;

Term has the meaning given in section 1.1 of the Terms and Conditions;

Working Day means Monday to Friday excluding any day which is public or bank holiday in the State;

Works has the meaning given in section 3.5 of the Terms and Conditions.

2.	Interpretation:

For the purposes of this Agreement:

Annexes, sections, and Schedules: references to Annexes, sections and Schedules are references to annexes, sections and/or schedules of this Agreement; and

The use of the term “including” in this Agreement and the Schedules and Annexes hereto shall mean in all cases “including but not limited to” or “including, without limitation,” unless specifically designated otherwise.

Titles and Heading: titles and headings shall be disregarded.

SCHEDULE 2
SERVICES

IWG will provide the following services (if appropriate) for the operation of the Business:

1.

The provision of one or more of the following: serviced office accommodation, co-working office spaces, meeting room facilities, virtual offices and/or business lounges at the Premises together with a range of support services including telecoms and information technology.

2.	Management and operation of the Business which will include:

(i)	An IT platform that:

(a)	[***]

(b)	[***]

(c)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

(v)	[***]

(vi)	[***]

(vii)	[***]

(viii)	[***]

(ix)	[***]

(x)	[***]

(xi)	[***]

(xii)	[***]

(xiii)	[***]

SCHEDULE 3

CALCULATION OF FEES AND CLIENT NET REVENUE

1.	APPLICATION OF GROSS REVENUE

Within [***] of the end of each [***] IWG shall apply and distribute [***] for each [***] in the following order:

1.	[***]

2.	[***]

3.	[***]

[***], including but not limited to the costs of the following:

A. [***]

Cost	Description
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

7. [***]	[***]

B. [***]

Cost	Description
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]

For the avoidance of doubt, [***] do not include any [***] which are all to be incurred and borne by the Client.

2.	UNPAID COSTS

a)	In respect of each [***] if the amount of the [***] is insufficient to discharge the whole of the [***] for that period, then [***] for the relevant [***].

b)	In respect of each [***] if the amount of the [***] is insufficient to discharge the whole of the [***] and the [***] for that period then [***] for the relevant [***].

c)	Upon expiration or termination of this Agreement for whatever reason, the [***] shall be borne exclusively by the Client and the Client shall pay to IWG any [***] and [***].

3.	VERIFICATION PROCESS

a)

Within [***] of the end of each [***] (“Payment Date”), IWG shall deliver a Statement (the “Statement”) in the form set out in Annex 1 detailing the amount of [***] for that [***], the calculation of the payments from [***] and the [***]. Within [***] after receipt of the Statement the Client shall calculate whether the amount of the [***] paid to the Client for such [***] is (a) correct, in which case the Client shall submit an invoice to IWG for the [***] specified in the Statement; or (b) incorrect, in which case the Client may serve a written demand on IWG explaining the error and demanding any [***].

b)

Save in case of manifest error from the Client, the [***] shall be paid by IWG to the Client within [***] of receipt of the written demand. If IWG reasonably believes that has been manifest error, it will explain its position in writing to the Client and the parties shall meet in good faith to attempt to agree on a solution.

c)

Notwithstanding anything in this Schedule, each party maintains the right to challenge anything in a Statement within [***] of the relevant Statement being issued and otherwise the Statement shall be final and conclusive.

4.	IWG’S ACCOUNTING PROVISIONS

IWG shall keep the Account Records complete and accurate in all material respects and shall retain them for [***] after the end of each Revenue Period. IWG shall make the Account Records available for inspection at all reasonable times upon not less than [***] written notice by a representative of the Client (duly authorized in writing by the Client to make such inspection) provided that the Client shall not request such inspection more than once in any [***] period.

SCHEDULE 4
WORKS

1.	DEFINITIONS

1.1

Approvals means all consents, licenses, permissions, and approvals of any person with an interest in the Premises, any occupiers of the Building, and State, local or other applicable government authority to enable the lawful commencement and completion of the Works including (if the Works are destroyed or damaged) the repair or replacement of such works and the term “Approval” shall be construed accordingly;

1.2	Consultants means the architect, designer, contractor, supplier and such other professionals and persons employed or retained by the Client in relation to the Works;

1.3	IWG Fit Out Standards means the Brand standards and specifications set out in the design and fit out manual subject to change from time to time; and

1.4	Specification means the specification, plans and drawings for the fit out of the Premises.

2.	WORKS

2.1

The Client will procure the carrying out of the Works at its own cost in accordance with the provisions of this Schedule 4. IWG will provide the Client with the IWG Fit Out Standards and the parties will use all reasonable efforts to agree on the Specification as soon as reasonably practicable following the Commencement Date.

2.2

In the event that the parties agree that IWG shall manage the Works, the Client will pay IWG an additional fee to be agreed for the project management of the Works and the Client shall indemnify IWG against all losses incurred in connection with its appointment as project manager of the Works.

2.3

The Client shall pay and contract with all third-party contractors and suppliers directly. The Client will procure the preparation and submission of applications for all the Approvals required by all agencies having jurisdiction over the Works (if any) which are required in connection with the Works. The Client will obtain IWG’s approval of the applications for all the Approvals and the Approvals themselves, such approval not to be unreasonably withheld or delayed.

2.4	The Client shall supply to IWG such information in connection with the Works as IWG may reasonably require from time to time.

2.5	Once the Approvals are obtained, the Client shall diligently and promptly procure the carrying out of the Works:

(a)	by reputable and licensed (as required) Consultants;

(b)	in a good and workmanlike manner and in accordance with good building practice;

(c)	with good and suitable materials;

(d)	in accordance with all Approvals and the Specification;

(e)	in accordance with the IWG Fit Out Standards; and

(f)	in accordance with all relevant statutory requirements.

2.6	IWG shall be entitled to view the state and progress of the Works and to inspect the workmanship and the materials used.

2.7

The Client shall use all reasonable efforts to procure that the Works are completed as soon as practicable following the Commencement Date. The Client shall notify IWG when it has completed all the Works. Within ten (10) Working Days of receipt of such notice, IWG shall confirm in writing whether it is satisfied that the Works are complete (the “Satisfaction Date”) or alternatively provide reasonable details of the further works needed to complete the Works. If the Satisfaction Date has not occurred by the date falling twelve (12) months from the Commencement Date, then IWG may on ten (10) Working Days' notice to the Client terminate this Agreement whereupon at the expiration of such notice this Agreement shall automatically cease and terminate but without prejudice to any right which any party may have against the other for any antecedent breach.

Annex 1

Form of Client Statement

Gross Revenue		X
[***]
A. [***]
1. [***]	(X)
2. [***]	(X)
3. [***]	(X)
4. [***]	(X)
5. [***]	(X)
6. [***]	(X)
7. [***]	(X)
(X)
B. [***]
1. [***]	(X)
2. [***]	(X)
3. [***]	(X)
4. [***]	(X)
(X)
[***]		(X)
[***]		(X)
[***]		(X)
[***]		X

Annex 2

Floor Plans

1st Floor

Building Service Area
Major Vertical Penetrations
Occupant Area A (RF Industries Space)
Occupant Area B (REGUS Space)
Occupant Area "A"
RF Industries
STAIR 'A'
STAIR 'B'
ELEC. RM.
ELEV.
STAIR 'C'
OCCUPANT AREA "B"
Regus

Annex 2

Floor Plans

2nd Floor

Building Service Area
Major Vertical Penetrations
Occupant Area A (RF Industries Space)
Occupant Area B (REGUS Space)
STAIR 'A'
STAIR 'D'
MECH BSA
STAIR 'B'
ELEV.
STAIR 'C'
OCCUPANT AREA "B"
Regus